EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2013 Earnings and Dividend Declaration

Warren, Pennsylvania — January 24, 2014

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2013 of $20.4 million, or $0.22 per diluted share.  This represents an increase of $4.1 million, or 24.7%, over the same quarter last year when net income was $16.3 million, or $0.18 per diluted share, and an increase of $2.8 million, or 15.7%, compared to the quarter ended September 30, 2013 when net income was $17.6 million, or $0.19 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the current quarter were 7.06% and 1.02% compared to 5.65% and 0.81% for the same quarter last year and 6.18% and 0.88% for the quarter ended September 30, 2013.

For the year ended December 31, 2013 net income was $66.7 million which represents an increase of $3.1 million, or 5.0%, compared to net income of $63.6 million for the year ended December 31, 2012.  Diluted earnings per share for the year ended December 31, 2013 increased to $0.73 from $0.68 for the year ended December 31, 2012.  The returns on average shareholders’ equity and average assets were 5.88% and 0.84%, respectively, for the current year compared to 5.48% and 0.79%, respectively, in the prior year.

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.13 per share and a special cash dividend of $0.10 per share, both payable on February 13, 2014, to shareholders of record as of February 3, 2014.  This represents the 77th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “Given the continued consistency in annual earnings and our robust capital position, we are pleased to return some excess capital to our shareholders in the form of a special dividend of $0.10 per share.  We are also pleased to report positive trends in the most challenging areas of our operation.  While our net interest margin continues to shrink, the rate of contraction has slowed, as we lost only two basis points per quarter over the past two quarters.  We continued to experience solid loan growth with a $75 million increase during the quarter, split proportionately between the personal and commercial portfolios.  Classified and nonaccrual loans continued to decrease which resulted in the recording of the lowest quarterly provision for loan losses since the credit crisis began in 2008.”

Net interest income decreased by $4.3 million, or 6.4%, to $62.0 million for the quarter ended December 31, 2013, from $66.3 million for the quarter ended December 31, 2012, as decreases in interest income on loans receivable and investment securities of $5.5 million and $816,000, respectively, were partially offset by a $2.1 million decrease in interest paid on deposit accounts.  These changes from the previous year were due primarily to the continued low level of market interest rates.

The provision for loan losses decreased by $7.2 million, or 88.2%, to $964,000 for the quarter ended December 31, 2013, from $8.2 million for the quarter ended December 31, 2012.  Loans 90 days or more delinquent decreased by $10.5 million, or 15.5%, to $57.8 million at December 31, 2013 from $68.3 million at December 31, 2012.  Additionally, criticized loans decreased by $36.5 million, or 11.0%, to $295.5 million at December 31, 2013 from $332.0 million at December 31, 2012.  At December 31, 2013, the allowance for loan losses was $71.3 million, or 1.23% of total loans, compared to $73.2 million, or 1.28% of total loans, at December 31, 2012.  Net charge-offs were $5.5 million, or 0.38% for the quarter ended December 31, 2013 compared to $6.1 million, or 0.43% for the same quarter last year.

Noninterest income increased by $6.2 million, or 42.6%, to $20.9 million for the quarter ended December 31, 2013, from $14.7 million for the quarter ended December 31, 2012.  This increase is due primarily to a $5.5 million increase in the gain on sale of investments. Additionally, the loss on the sale of real estate owned decreased by $2.1 million as the portfolio of foreclosed real estate decreased by $8.0 million, or 30.4%, compared to last year.  Partially offsetting these increases was a decrease in mortgage banking income of $1.6 million, due primarily to retaining all new residential mortgage originations.

Noninterest expense increased by $2.2 million, or 4.3%, to $52.6 million for the quarter ended December 31, 2013, from $50.4 million for the quarter ended December 30, 2012, due primarily to an increase in marketing expense of $1.1 million which was due to the timing of various campaigns in the current and prior year.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 165 community banking offices in Pennsylvania, New York, Ohio and Maryland and 50 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market. Additional information regarding Northwest Bancshares, Inc. can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	December 31,
	2013	2012
Assets
Cash and cash equivalents	$98,122	88,277
Interest-earning deposits in other financial institutions	293,149	362,794
Federal funds sold and other short-term investments	634	633
Marketable securities available-for-sale (amortized cost of $1,022,078 and $1,053,122)	1,016,767	1,079,074
Marketable securities held-to-maturity (fair value of $124,061 and $161,969)	121,366	155,081
Total cash, interest-earning deposits and marketable securities	1,530,038	1,685,859

Residential mortgage loans held for sale	221	15,441
Residential mortgage loans	2,482,783	2,400,208
Home equity loans	1,083,939	1,083,654
Other consumer loans	228,348	228,350
Commercial real estate loans	1,608,399	1,585,833
Commercial loans	402,601	388,994
Total loans receivable	5,806,291	5,702,480
Allowance for loan losses	(71,348)	(73,219)
Loans receivable, net	5,734,943	5,629,261

Federal Home Loan Bank stock, at cost	43,715	46,834
Accrued interest receivable	21,821	23,313
Real estate owned, net	18,203	26,165
Premises and Equipment, net	146,139	138,824
Bank owned life insurance	140,172	137,044
Goodwill and other intangible assets	174,463	174,461
Other intangible assets	2,319	3,529
Other assets	72,754	77,310
Total assets	$7,884,567	7,942,600

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$789,135	755,429
Interest-bearing demand deposits	852,809	851,771
Savings deposits	2,359,538	2,271,311
Time deposits	1,667,397	1,886,089
Total deposits	5,668,879	5,764,600
Borrowed funds	881,645	860,047
Advances by borrowers for taxes and insurance	26,669	23,325
Accrued interest payable	888	888
Other liabilities	43,499	62,177
Junior subordinated debentures	103,094	103,094
Total liabilities	6,724,674	6,814,131

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 94,243,713 shares and 93,652,960 shares issued and outstanding, respectively	943	937
Paid-in-capital	619,678	613,249
Retained earnings	571,164	550,296
Unallocated common stock of Employee Stock Ownership Plan	(23,083)	(24,525)
Accumulated other comprehensive loss	(8,809)	(11,488)
Total shareholders’ equity	1,159,893	1,128,469
Total liabilities and shareholders’ equity	$7,884,567	7,942,600

Equity to assets	14.72%	14.21%
Tangible common equity to assets	12.76%	12.24%
Book value per share	$12.29	12.05
Tangible book value per share	$10.42	10.15
Closing market price per share	$14.78	12.14
Full time equivalent employees	2,043	2,042
Number of banking offices	165	165

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	December 31,		September 30,
	2013	2012	2013
Interest income:
Loans receivable	$70,849	76,366	71,480
Mortgage-backed securities	2,956	3,697	3,113
Taxable investment securities	1,052	743	1,030
Tax-free investment securities	1,748	2,132	1,912
Interest-earning deposits	249	382	253
Total interest income	76,854	83,320	77,788

Interest expense:
Deposits	6,911	9,042	7,150
Borrowed funds	7,894	7,998	8,126
Total interest expense	14,805	17,040	15,276

Net interest income	62,049	66,280	62,512
Provision for loan losses	964	8,173	4,992
Net interest income after provision for loan losses	61,085	58,107	57,520

Noninterest income:
Impairment losses on securities	(713)	—	—
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	—	—
Net impairment losses	(713)	—	—
Gain on sale of investments, net	5,889	394	109
Service charges and fees	8,874	8,922	9,282
Trust and other financial services income	2,483	2,288	2,380
Insurance commission income	2,131	1,463	2,019
Loss on real estate owned, net	(660)	(2,804)	(111)
Income from bank owned life insurance	1,846	1,589	1,178
Mortgage banking income	228	1,874	203
Other operating income	869	964	1,049
Total noninterest income	20,947	14,690	16,109

Noninterest expense:
Compensation and employee benefits	28,475	28,302	27,629
Premises and occupancy costs	5,652	5,680	5,633
Office operations	3,823	3,419	3,497
Processing expenses	6,269	6,459	6,036
Marketing expenses	1,259	134	1,032
Federal deposit insurance premiums	1,361	1,211	1,377
Professional services	2,044	1,869	1,331
Amortization of intangible assets	222	219	291
Real estate owned expense	557	477	681
Other expense	2,918	2,662	2,770
Total noninterest expense	52,580	50,432	50,277

Income before income taxes	29,452	22,365	23,352
Income tax expense	9,089	6,040	5,752

Net income	$20,363	16,325	17,600

Basic earnings per share	$0.22	0.18	0.19

Diluted earnings per share	$0.22	0.18	0.19

Annualized return on average equity	7.06%	5.65%	6.18%
Annualized return on average assets	1.02%	0.81%	0.88%

Basic common shares outstanding	90,864,076	92,716,973	90,760,402
Diluted common shares outstanding	92,245,167	92,929,614	91,824,384

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Year ended
	December 31,
	2013	2012
Interest income:
Loans receivable	$287,289	308,254
Mortgage-backed securities	12,818	16,738
Taxable investment securities	4,021	2,328
Tax-free investment securities	7,817	9,119
Interest-earning deposits	1,093	1,599
Total interest income	313,038	338,038

Interest expense:
Deposits	29,279	43,377
Borrowed funds	31,883	31,822
Total interest expense	61,162	75,199

Net interest income	251,876	262,839
Provision for loan losses	18,519	26,338
Net interest income after provision for loan losses	233,357	236,501

Noninterest income:
Impairment losses on securities	(713)	(996)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	665
Net impairment losses	(713)	(331)
Gain on sale of investments, net	6,118	654
Service charges and fees	35,884	35,623
Trust and other financial services income	9,330	8,544
Insurance commission income	8,635	6,264
Loss on real estate owned, net	(3,186)	(5,643)
Income from bank owned life insurance	5,197	4,961
Mortgage banking income	1,623	4,678
Other operating income	3,959	4,154
Total noninterest income	66,847	58,904

Noninterest expense:
Compensation and employee benefits	112,190	111,727
Premises and occupancy costs	23,182	22,409
Office operations	14,454	13,224
Processing expenses	25,548	25,000
Marketing expenses	6,284	7,829
Federal deposit insurance premiums	5,600	5,554
Professional services	6,267	7,005
Amortization of intangible assets	1,210	1,012
Real estate owned expense	2,437	2,620
Other expense	9,962	9,097
Total noninterest expense	207,134	205,477

Income before income taxes	93,070	89,928
Income tax expense	26,331	26,368

Net income	$66,739	63,560

Basic earnings per share	$0.74	0.68

Diluted earnings per share	$0.73	0.68

Annualized return on average equity	5.88%	5.48%
Annualized return on average assets	0.84%	0.79%

Basic common shares outstanding	90,626,324	93,912,821
Diluted common shares outstanding	91,470,819	94,201,374

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010

Non-accrual loans current:
Residential mortgage loans	$1,361	797	—	—
Home equity loans	835	635	—	—
Other consumer loans	98	44	—	—
Commercial real estate loans	17,866	24,960	13,057	7,378
Commercial loans	13,357	5,424	13,480	23,317
Total non-accrual loans current	$33,517	31,860	26,537	30,695

Non-accrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$427	—	—	—
Home equity loans	404	—	—	—
Other consumer loans	15	—	—	—
Commercial real estate loans	3,468	5,549	3,274	4,039
Commercial loans	7,650	2,002	90	1,465
Total non-accrual loans delinquent 30 days to 59 days	$11,964	7,551	3,364	5,504

Non-accrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$864	—	—	—
Home equity loans	280	—	—	—
Other consumer loans	87	—	—	—
Commercial real estate loans	2,036	2,802	1,560	10,923
Commercial loans	716	9,652	3,808	848
Total non-accrual loans delinquent 60 days to 89 days	$3,983	12,454	5,368	11,771

Non-accrual loans delinquent 90 days or more:
Residential mortgage loans	$24,625	24,286	28,221	29,751
Home equity loans	8,344	8,479	9,560	10,263
Other consumer loans	2,057	1,936	2,667	2,565
Commercial real estate loans	18,433	24,550	44,603	44,965
Commercial loans	4,298	9,096	10,785	12,877
Total non- accrual loans delinquent 90 days or more	$57,757	68,347	95,836	100,421

Total non-accrual loans	$107,221	120,212	131,105	148,391

	December 31,	December 31,	December 31,	December 31,
	2013	2012	2011	2010

Non-accrual loans	$107,221	120,212	131,105	148,391
Loans 90 days past maturity and still accruing	690	1,698	510	1,067
Nonperforming loans	107,911	121,910	131,615	149,458
Real estate owned, net	18,203	26,165	26,887	20,780
Nonperforming assets	$126,114	148,075	158,502	170,238

Non-accrual troubled debt restructuring *	$28,889	41,166	29,575	41,740
Accruing troubled debt restructuring	50,277	48,278	39,854	10,865
Total troubled debt restructuring	$79,166	89,444	69,429	52,605

Nonperforming loans to total loans	1.86%	2.14%	2.37%	2.70%

Nonperforming assets to total assets	1.60%	1.86%	1.99%	2.09%

Allowance for loan losses to total loans	1.23%	1.28%	1.28%	1.38%

Allowance for loan losses to nonperforming loans	66.12%	60.06%	54.05%	51.13%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

	December 31,			December 31,			December 31,			December 31,
	2013		*	2012		*	2011		*	2010		*
Loan delinquency schedule (Number of loans and dollar amount of loans)

Loans delinquent 30 days to 59 days:
Residential mortgage loans	374	$27,486	1.1%	430	$32,921	1.4%	427	$33,671	1.4%	427	$35,329	1.5%
Home equity loans	213	6,946	0.6%	224	6,534	0.6%	222	7,426	0.7%	230	7,317	0.7%
Consumer loans	1,010	4,515	2.0%	1,122	5,456	2.4%	903	4,854	2.0%	1,008	5,318	2.1%
Commercial real estate loans	73	8,449	0.5%	87	13,001	0.8%	104	10,680	0.7%	82	16,287	1.2%
Commercial loans	34	9,243	2.3%	41	3,233	0.8%	32	2,027	0.5%	48	6,590	1.5%
Total loans delinquent 30 days to 59 days	1,704	$56,639	1.0%	1,904	$61,145	1.1%	1,688	58,658	1.1%	1,795	$70,841	1.3%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	103	$7,568	0.3%	100	$9,387	0.4%	99	$8,629	0.4%	106	$9,848	0.4%
Home equity loans	67	2,243	0.2%	65	1,977	0.2%	47	1,953	0.2%	81	3,249	0.3%
Consumer loans	507	1,866	0.8%	448	1,830	0.8%	412	1,787	0.7%	356	1,331	0.5%
Commercial real estate loans	35	3,968	0.2%	33	4,596	0.3%	38	3,122	0.2%	39	14,365	1.1%
Commercial loans	16	1,555	0.4%	17	10,158	2.6%	25	4,958	1.3%	9	1,678	0.4%
Total loans delinquent 60 days to 89 days	728	$17,200	0.3%	663	$27,948	0.5%	621	20,449	0.4%	591	$30,471	0.6%

Loans delinquent 90 days or more:
Residential mortgage loans	273	$24,625	1.0%	266	$24,286	1.0%	273	$28,221	1.2%	275	$29,751	1.2%
Home equity loans	171	8,344	0.8%	175	8,479	0.8%	177	9,560	0.9%	190	10,263	0.9%
Consumer loans	470	2,057	0.9%	427	1,936	0.8%	456	2,667	1.1%	374	2,565	1.0%
Commercial real estate loans	124	18,433	1.1%	146	24,550	1.5%	131	44,603	3.1%	181	44,965	3.3%
Commercial loans	31	4,298	1.1%	61	9,096	2.3%	66	10,785	2.8%	111	12,877	3.0%
Total loans delinquent 90 days or more	1,069	$57,757	1.0%	1,075	$68,347	1.2%	1,103	95,836	1.7%	1,131	$100,421	1.8%

Total loans delinquent	3,501	$131,596	2.3%	3,642	$157,440	2.8%	3,412	$174,943	3.2%	3,517	$201,733	3.7%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2013

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,464,057	—	17,626	—	1,321	2,483,004
Home equity loans	1,075,595	—	8,344	—	—	1,083,939
Other consumer loans	226,922	—	1,426	—	—	228,348
Total Personal Banking	3,766,574	—	27,396	—	1,321	3,795,291

Business Banking:
Commercial real estate loans	1,398,652	46,557	161,906	1,284	—	1,608,399
Commercial loans	345,612	12,045	43,040	1,904	—	402,601
Total Business Banking	1,744,264	58,602	204,946	3,188	—	2,011,000

	$5,510,838	58,602	232,342	3,188	1,321	5,806,291

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2012

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,395,809	—	18,743	48	1,049	2,415,649
Home equity loans	1,075,200	—	8,454	—	—	1,083,654
Other consumer loans	227,089	—	1,261	—	—	228,350
Total Personal Banking	3,698,098	—	28,458	48	1,049	3,727,653

Business Banking:
Commercial real estate loans	1,352,118	68,130	163,751	1,834	—	1,585,833
Commercial loans	320,228	13,077	52,742	2,947	—	388,994
Total Business Banking	1,672,346	81,207	216,493	4,781	—	1,974,827

	$5,370,444	81,207	244,951	4,829	1,049	5,702,480

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Allowance for loan losses
Beginning balance	$75,865	71,177	73,219	71,138
Provision	964	8,173	18,519	26,338
Charge-offs residential mortgage	(499)	(836)	(2,501)	(4,295)
Charge-offs home equity	(851)	(1,317)	(2,239)	(4,066)
Charge-offs other consumer	(1,696)	(1,592)	(6,055)	(5,919)
Charge-offs commercial real estate	(2,308)	(4,102)	(10,042)	(9,919)
Charge-offs commercial	(1,322)	(1,245)	(5,007)	(6,254)
Recoveries	1,195	2,961	5,454	6,196
Ending balance	$71,348	73,219	71,348	73,219

Net charge-offs to average loans, annualized	0.38%	0.43%	0.36%	0.43%

Northwest Bancshares, Inc. and Subsidiaries

Municipal securities portfolio

(Dollars in thousands)

	December 31, 2013			As a % of
	Market	Amortized	Unrealized	amortized
	value	cost	gain/ (loss)	cost
Municipal securities by state:
Pennsylvania
School districts	$76,736	75,767	969	47.1%
General obligations	28,745	28,264	481	17.6%
Revenue bonds	1,071	1,080	(9)	0.7%
Total Pennsylvania	106,552	105,111	1,441	65.4%
New York	15,857	15,665	192	9.7%
Ohio	5,980	5,975	5	3.7%
All other states	34,828	34,014	814	21.2%
	$163,217	160,765	2,452

	December 31, 2012			As a % of
	Market	Amortized	Unrealized	amortized
	value	cost	gain	cost
Municipal securities by state:
Pennsylvania
School districts	$96,271	91,951	4,320	46.7%
General obligations	37,205	35,418	1,787	18.0%
Revenue bonds	3,006	2,948	58	1.5%
Total Pennsylvania	136,482	130,317	6,165	66.2%
New York	26,831	25,954	877	13.2%
Ohio	6,390	5,973	417	3.0%
All other states	37,683	34,659	3,024	17.6%
	$207,386	196,903	10,483

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended December 31,
	2013			2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,762,308	71,421	4.96%	$5,709,603	76,944	5.39%
Mortgage-backed securities (c)	653,526	2,956	1.81%	717,028	3,697	2.06%
Investment securities (c) (d)	528,612	3,740	2.83%	408,925	4,022	3.93%
FHLB stock	43,715	180	1.65%	46,833	51	0.44%
Other interest-earning deposits	373,694	249	0.26%	608,772	382	0.25%

Total interest-earning assets	7,361,855	78,546	4.27%	7,491,161	85,096	4.54%

Noninterest earning assets (e)	541,511			502,514

Total assets	$7,903,366			$7,993,675

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,191,476	919	0.31%	$1,145,405	1,019	0.35%
Interest-bearing demand accounts	851,356	144	0.07%	837,955	145	0.07%
Money market accounts	1,160,520	783	0.27%	1,115,655	842	0.30%
Certificate accounts	1,690,251	5,065	1.19%	1,923,699	7,036	1.46%
Borrowed funds (f)	889,920	6,711	2.99%	864,085	6,562	3.02%
Junior subordinated debentures	103,094	1,183	4.49%	103,094	1,436	5.45%

Total interest-bearing liabilities	5,886,617	14,805	1.00%	5,989,893	17,040	1.13%

Noninterest bearing checking	808,732			751,164
Noninterest bearing liabilities	64,338			103,622

Total liabilities	6,759,687			6,844,679

Shareholders’ equity	1,143,679			1,148,996

Total liabilities and shareholders’ equity	$7,903,366			$7,993,675

Net interest income/ Interest rate spread		63,741	3.27%		68,056	3.41%

Net interest-earning assets/ Net interest margin	$1,475,238		3.46%	$1,501,268		3.63%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.25X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.92% and 5.35%, respectively, Investment securities - 2.12% and 2.81%, respectively, Interest-earning assets - 4.19% and 4.45%, respectively. GAAP basis net interest rate spreads were 3.19% and 3.32%, respectively, and GAAP basis net interest margins were 3.38% and 3.54%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2013			2012
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,682,431	289,547	5.10%	$5,655,179	310,513	5.49%
Mortgage-backed securities (c)	701,589	12,818	1.83%	736,896	16,738	2.27%
Investment securities (c) (d)	518,753	16,047	3.09%	353,431	16,357	4.63%
FHLB stock	46,580	371	0.80%	47,205	87	0.18%
Other interest-earning deposits	410,022	1,093	0.26%	638,366	1,599	0.25%

Total interest-earning assets	7,359,375	319,876	4.35%	7,431,077	345,294	4.65%

Noninterest earning assets (e)	572,082			581,429

Total assets	$7,931,457			$8,012,506

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,197,931	3,595	0.30%	$1,136,774	4,219	0.37%
Interest-bearing demand accounts	855,031	576	0.07%	822,626	792	0.10%
Money market accounts	1,133,584	3,042	0.27%	1,047,894	3,605	0.34%
Certificate accounts	1,766,219	22,066	1.25%	2,059,702	34,761	1.69%
Borrowed funds (f)	868,638	26,439	3.04%	850,171	26,105	3.07%
Junior subordinated debentures	103,094	5,444	5.21%	103,094	5,717	5.47%

Total interest-bearing liabilities	5,924,497	61,162	1.03%	6,020,261	75,199	1.25%

Noninterest bearing checking	784,279			723,666
Noninterest bearing liabilities	87,193			109,483

Total liabilities	6,795,969			6,853,410

Shareholders’ equity	1,135,488			1,159,096

Total liabilities and shareholders’ equity	$7,931,457			$8,012,506

Net interest income/ Interest rate spread		258,714	3.32%		270,095	3.40%

Net interest-earning assets/ Net interest margin	$1,434,878		3.52%	$1,410,816		3.63%

Ratio of interest-earning assets to interest-bearing liabilities	1.24X			1.23X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 5.06% and 5.45%, respectively, Investment securities - 2.28% and 3.24%, respectively, Interest-earning assets - 4.26% and 4.55%, respectively. GAAP basis net interest rate spreads were 3.23% and 3.30%, respectively, and GAAP basis net interest margins were 3.43% and 3.54%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended			Quarter ended
	December 31, 2013			September 30, 2013
			Avg.			Avg.
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (g)	Balance	Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$5,762,308	71,421	4.96%	$5,703,527	72,051	5.05%
Mortgage-backed securities (c)	653,526	2,956	1.81%	701,510	3,113	1.78%
Investment securities (c) (d)	528,612	3,740	2.83%	545,005	3,972	2.92%
FHLB stock	43,715	180	1.65%	47,650	120	1.01%
Other interest-earning deposits	373,694	249	0.26%	376,699	253	0.26%

Total interest-earning assets	7,361,855	78,546	4.27%	7,374,391	79,509	4.31%

Noninterest earning assets (e)	541,511			553,189

Total assets	$7,903,366			$7,927,580

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings accounts	$1,191,476	919	0.31%	$1,209,726	882	0.29%
Interest-bearing demand accounts	851,356	144	0.07%	854,600	144	0.07%
Money market accounts	1,160,520	783	0.27%	1,144,522	768	0.27%
Certificate accounts	1,690,251	5,065	1.19%	1,735,898	5,356	1.22%
Borrowed funds (f)	889,920	6,711	2.99%	864,315	6,690	3.07%
Junior subordinated debentures	103,094	1,183	4.49%	103,094	1,436	5.45%

Total interest-bearing liabilities	5,886,617	14,805	1.00%	5,912,155	15,276	1.03%

Noninterest bearing checking	808,732			794,411
Noninterest bearing liabilities	64,338			91,385

Total liabilities	6,759,687			6,797,951

Shareholders’ equity	1,143,679			1,129,629

Total liabilities and shareholders’ equity	$7,903,366			$7,927,580

Net interest income/ Interest rate spread		63,741	3.27%		64,233	3.28%

Net interest-earning assets/ Net interest margin	$1,475,238		3.46%	$1,462,236		3.48%

Ratio of interest-earning assets to interest-bearing liabilities	1.25X			1.25X

(a)         Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)         Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)          Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)         Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)          Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)           Average balances include FHLB borrowings and securities sold under agreements to repurchase.

(g)          Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.92% and 5.01%, respectively, Investment securities - 2.12% and 2.16%, respectively, Interest-earning assets - 4.19% and 4.23%, respectively. GAAP basis net interest rate spreads were 3.19% and 3.20%, respectively, and GAAP basis net interest margins were 3.38% and 3.40%, respectively.